Exhibit 10.6

STOCKHOLDERS AGREEMENT

AMONG

TOWNSQUARE MEDIA, INC.

AND

CERTAIN STOCKHOLDERS OF TOWNSQUARE MEDIA, INC.

DATED AS OF [ ], 2014

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STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the “Agreement”) is made as of [ ], 2014 by and among:

(i)          Townsquare Media, Inc., a Delaware corporation (the “Company”);

(ii)         each of OCM POF IV AIF GAP Holdings, L.P., a Delaware limited partnership, and OCM PF/FF Radio Holdings PT, L.P, a Delaware limited partnership (collectively, “Oaktree”); and

(iii)        each of FiveWire Media Ventures, LLC, Steven Price, Stuart Rosenstein, Alex Berkett, Scott Schatz and Dhruv Prasad (collectively, the “FiveWire Holders”).

RECITALS

1.	On or about the date hereof, the Company is consummating an Initial Public Offering.

2.	The Company and certain other parties previously entered into an Amended and Restated Securityholders Agreement dated August 12, 2010, which will be terminated in connection with an Initial Public Offering.

3.	The parties believe that it is in the best interests of the Company, Oaktree and the FiveWire Holders to set forth their agreements on certain matters.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1.	EFFECTIVENESS; DEFINITIONS.

1.1           Closing. This Agreement shall become effective upon the closing of the Initial Public Offering (referred to herein as the “Closing”).

1.2           Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 6 hereof.

2.	GOVERNANCE

2.1           Board of Directors.

(a)                   Concurrently with the effectiveness of this Agreement, the Company, Oaktree and the FiveWire Holders shall take all Necessary Action to cause the board of directors of the Company (the “Board of Directors”) to be comprised of seven (7) directors, (i) three (3) of whom shall be designated by Oaktree (each such director, an “Oaktree Director”), (ii) one (1) of whom shall be the Chief Executive Officer (or equivalent) of the Company (the “Company Director”) and (iii) three (3) of whom shall be nominated by the Company’s Nominating and Corporate Governance Committee and shall initially be David Lebow, Gary Ginsberg and Amy Miles. Each of the foregoing directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms as follows:

•	the class I directors shall be B. James Ford and David Lebow, and their term will expire at the annual meeting of stockholders to be held in 2015;

•	the class II directors shall be the Chief Executive Officer, Steven Price, Gary Ginsberg and David Quick, and their term will expire at the annual meeting of stockholders to be held in 2016; and

•	the class III directors shall be Stephen Kaplan and Amy Miles, and their term will expire at the annual meeting of stockholders to be held in 2017.

(b)          For so long as Oaktree Beneficially Owns (directly or indirectly) at least one-third (1/3) of the number of shares of Common Stock it Beneficially Owned as of the Closing, the Company hereby agrees to include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by Oaktree that, if elected, will result in three (3) Oaktree Directors each serving in a separate class of directors on the Board of Directors. For so long as Oaktree Beneficially Owns (directly or indirectly) at least one-third (1/3) of the number of shares of Common Stock it Beneficially Owned (directly or indirectly) as of the Closing, each FiveWire Holder hereby agrees to take all Necessary Action tocause the election of such Oaktree Directors to the Board of Directors.

(c)          For the avoidance of doubt, each Oaktree Director shall constitute an “Oaktree Director” for purposes of, and as such term is used in, the Company’s Certificate of Incorporation, and shall be entitled to cast the number of votes as set forth therein.

(d)          In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any Oaktree Director, the Company and each FiveWire Holder hereby agrees to take all Necessary Action to cause the vacancy created thereby to be filled as soon as practicable by an Oaktree Director.

(e)          The Company shall reimburse the members of the Board of Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including without limitation travel, lodging and meal expenses.

(f)          The Company shall obtain customary director and officer liability insurance on commercially reasonable terms.

2.2           Termination of Governance Provisions. The provisions of this Section 2 shall terminate upon the written consent of Oaktree.

3.	VOTING PROXY.

3.1           Grant of Proxy. Each FiveWire Holder hereby grants to Oaktree a proxy that is irrevocable and coupled with an interest to vote their shares of Class B Common Stock, including in any action by written consent, which proxy shall be valid and remain in effect for so long Oaktree Beneficially Owns (directly or indirectly) at least fifty percent (50.0%) of the number of shares of Common Stock it Beneficially Owned as of the Closing. Oaktree may exercise the irrevocable proxy granted to it hereunder at any time that the vote, consent or approval of any holder of Class B Common Stock may be required. This proxy shall be assignable by Oaktree to any transferee of all of the shares of Common Stock Beneficially Owned (directly or indirectly) by Oaktree as of the Closing, without any further action required by any FiveWire Holder.

4.	REMEDIES.

4.1           Generally. The Company and each party hereto shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any party hereto. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

5.	AMENDMENT, TERMINATION, ETC.

5.1           Written Modifications. This Agreement may be amended, modified or extended, and the provisions hereof may be waived, only by an agreement in writing signed by Oaktree; provided, however, that the consent of the FiveWire Majority Holders shall be required for any amendment, modification, extension or waiver which has an adverse effect on the rights of the FiveWire Holders under this Agreement. Each such amendment, modification, extension and waiver shall be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

5.2           Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

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6.	DEFINITIONS. For purposes of this Agreement:

6.1           Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 6:

(a)          The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement;

(b)          Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;

(c)          The masculine, feminine and neuter genders shall each include the other; and

(d)          References to Sections, unless otherwise specified, shall refer to Sections of this Agreement.

6.2           Definitions. The following terms shall have the following meanings:

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Ownership” means beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision. The term “Beneficially Own” shall have a correlative meaning. For the avoidance of doubt, a Person shall be deemed to Beneficially Own shares of Common Stock underlying warrants to purchase such shares, which warrants were owned by such Person as of the Closing.

“Board of Directors” has the meaning set forth in Section 2.1.

“Class B Common Stock” has the meaning set forth in the Certificate of Incorporation of the Company, as it may be amended from time to time.

“Closing” has the meaning set forth in Section 1.1.

“Common Stock” means the capital stock of the Company that is designated as “Common Stock” pursuant to the Certificate of Incorporation of the Company, as it may be amended from time to time.

“Company” has the meaning set forth in the Preamble.

“Company Director” has the meaning set forth in Section 2.1.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“FiveWire Holders” has the meaning set forth in the Preamble.

“FiveWire Majority Holders” means FiveWire Holders that collectively beneficially own a majority of the voting power of the shares of capital stock of the Company that are then beneficially owned by the FiveWire Holders in the aggregate.

“Initial Public Offering” means the initial underwritten public offering registered on Form S-1 (or any successor form under the Securities Act), after which a class of the Common Stock is listed on a national securities exchange.

“Necessary Action” means, with respect to a specified result, all actions permitted by law necessary to cause such result, including (i) in the case of a stockholder of the Company, to vote or provide a written consent or proxy with respect to the Common Stock, (ii) causing members of the Board of Directors (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner and to adopt resolutions consistent with the foregoing, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

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“Oaktree” has the meaning set forth in the Preamble.

“Oaktree Director” has the meaning set forth in Section 2.1.

“Oaktree Supplemental Director” has the meaning set forth in Section 2.1.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as in effect from time to time.

7.	MISCELLANEOUS.

7.1           Authority; Effect. Each party hereto represents and warrants to, and agrees with each other party that, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

7.2           Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided to the address (or facsimile number) listed below.

If to the Company, to:
Townsquare Media, Inc.
240 Greenwich Avenue
Greenwich, CT 06830
Facsimile: (203) 861-0920
Attention: Steven Price

with a copy to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Facsimile: (212) 446-4943

Attention:	Joshua Korff
Christopher Kitchen

If to Oaktree, to:
Oaktree Capital Management, L.P.
333 S. Grand Ave., 28th Floor

Los Angeles, CA 90071

Facsimile: (213) 830-6394

Attention: Andrew Salter

with a copy to:
Kirkland & Ellis LLP
333 South Hope Street
Los Angeles, CA 90071
Facsimile: (213) 680-8500

Attention:	John Weissenbach
Tana Ryan

If to the FiveWire Holders, to:
c/o FiveWire Media Ventures LLC
240 Greenwich Avenue
Greenwich, Connecticut 06830

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Facsimile: (203) 861-0920

Attention: Steven Price

with a copy to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Facsimile: (212) 446-6460
Attention: Joshua N. Korff

Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

7.3           Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

7.4           Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

7.5           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

7.6           Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions and relationships contemplated hereby are fulfilled to the fullest possible extent.

8.	GOVERNING LAW.

8.1           Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

8.2           Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees neither to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement, or relating to the subject matter hereof or thereof, other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.2 hereof is reasonably calculated to give actual notice.

8.3           WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS

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THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.4           Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	TOWNSQUARE MEDIA, INC.

By:
Name:
Title:

[Townsquare Media – Stockholders’ Agreement]

Oaktree:	OCM POF IV AIF GAP HOLDINGS, L.P.

By: OCM/GAP Holdings IV, Inc.
Its: General Partner

By:
Name:
Its:

By:
Name:
Its:

OCM PF/FF RADIO HOLDINGS PT, L.P

By:
Its:

By:
Name:
Its:

By:
Name:
Its:

[Townsquare Media– Stockholders’ Agreement]

FiveWire Holders:	FIVEWIRE MEDIA VENTURES LLC

By:
Name:
Title:

STEVEN PRICE

STUART ROSENSTEIN

ALEX BERKETT

SCOTT SCHATZ

DHRUV PRASAD

[Townsquare Media – Stockholders’ Agreement]